                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                         OPERATING SEGMENT INFORMATION
             (Sales Revenue Change, Volume Effect and Price Effect)

                                                                               THIRD QUARTER 2001
                                                                   ----------------------------------------
                                                                                   CHANGE IN REVENUE DUE TO
                                                                                   ------------------------
                                                                    REVENUE          VOLUME         PRICE
                                                                   % CHANGE          EFFECT         EFFECT
                                                                   --------         -------        -------
Chemicals Group Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks                  16%             20%           (1)%
    Performance Chemicals and Intermediates                           (17)%            (8)%          (2)%
    Specialty Plastics                                                 (5)%             -%           (1)%
                                                                    -----            ----          ----
        Total Chemicals Group                                           -%              6%           (1)%
                                                                    -----            ----          ----

Polymers Group Segments:
    Polymers                                                           (2)%             4%           (4)%
    Fibers                                                             (5)%            (7)%           -%
                                                                    -----            ----          ----
        Total Polymers Group                                           (3)%             1%           (3)%
                                                                    -----            ----          ----

Total Eastman                                                          (1)%             4%           (2)%
                                                                    =====            ====          ====

                                                                          FIRST NINE MONTHS, 2001
                                                                  ---------------------------------------
                                                                                 CHANGE IN REVENUE DUE TO
                                                                                 ------------------------
                                                                    REVENUE        VOLUME         PRICE
                                                                   % CHANGE        EFFECT         EFFECT
                                                                   --------       --------        ------
Chemicals Group Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks                  36%             35%            3%
    Performance Chemicals and Intermediates                           (11)%           (11)%           1%
    Specialty Plastics                                                 (6)%            (4)%           -%
                                                                     ----          ------          ----
        Total Chemicals Group                                           7%              8%            1%
                                                                    -----          ------          ----

Polymers Group Segments:
    Polymers                                                            2%              1%            3%
    Fibers                                                              -%             (3)%           2%
                                                                    -----          ------          ----
        Total Polymers Group                                            2%              -%            2%
                                                                    -----          ------          ----

Total Eastman                                                           5%              4%            2%
                                                                    =====          ======          ====


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